SUB-ITEM 77Q1(a)


Appendix A, dated February 23, 2010, to the Master Amended and Restated By-Laws for MFS Series Trust X, dated
January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 43 to the
Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2010, under Rule 485 under the  Securities  Act of 1933.  Such
document is incorporated herein by reference.



An Amendment, dated March 4, 2010, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated
December 16, 2004, is contained in  Post-Effective  Amendment No. 72 to the
 Registration  Statement for MFS Series
Trust X (File Nos. 33-1657 and 811-4492),  as filed with the Securities and
 Exchange  Commission via EDGAR on March
8, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.